UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2008

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 7, 2008, McMoRan Exploration Co. (McMoRan) issued a press release updating its Gulf of Mexico operations and the impact of Hurricanes Gustav and Ike.  In the press release, McMoRan stated the following:

 “A charge to third quarter results will be required to reduce the net book value of certain property damaged in the storm and for related adjustments to estimated future abandonment costs associated with damaged structures and well abandonment.  Preliminary estimates indicate a charge of approximately $150 million.  McMoRan intends to pursue recovery of costs under its insurance program, which is subject to a $50 million deductible.

McMoRan ended the third quarter of 2008 in a strong liquidity position with $160 million in cash and no borrowings under its $450 million bank credit facility.”

Item 7.01.  Regulation FD Disclosure.

The press release attached hereto as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

99.1   Press Release dated October 7, 2008, titled “McMoRan Exploration Co. Updates Gulf of Mexico Operations and Impacts of Hurricanes Gustav and Ike.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: October 9, 2008

McMoRan Exploration Co.
Exhibit Index

Exhibit Number
99.1   Press Release dated October 7, 2008, titled “McMoRan Exploration Co. Updates Gulf of Mexico Operations and Impacts of Hurricanes Gustav and Ike.”